SUB-ITEM 77Q1: Exhibits

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

(a)(1) Amendment No. 44 to the Agreement and Declaration of Trust effective May 18, 2017 is hereby incorporated by reference to Exhibit (a)(45) in Registrant’s Post-Effective Amendment No. 130 filed with the Commission on July 28, 2017 (Accession No. 0001193125-17-240466).

(a)(2) Amendment No. 45 to the Agreement and Declaration of Trust effective July 28, 2017 is hereby incorporated by reference to Exhibit (a)(46) in Registrant’s Post-Effective Amendment No. 136 filed with the Commission on November 17, 2017 (Accession No. 0001193125-17-347104).

(a)(3) Amendment No. 46 to the Agreement and Declaration of Trust effective August 24, 2017 is hereby incorporated by reference to Exhibit (a)(47) in Registrant’s Post-Effective Amendment No. 136 filed with the Commission on November 17, 2017 (Accession No. 0001193125-17-347104).

(a)(4) Amendment No. 47 to the Agreement and Declaration of Trust effective August 24, 2017 is hereby incorporated by reference to Exhibit (a)(48) in Registrant’s Post-Effective Amendment No. 136 filed with the Commission on November 17, 2017 (Accession No. 0001193125-17-347104).

(a)(5) Amended and Restated By-Law Amendment No. 8 to the Amended and Restated By-Laws adopted August 19, 2015 and amended and restated August 24, 2017, is incorporated herein by reference to Exhibit (b)(9) in Registrant’s Post-Effective Amendment No. 136 filed with the Commission on November 17, 2017 (Accession No. 0001193125-17-347104).